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                                                                    EXHIBIT 99.6

                            BLUESTEEL NETWORKS, INC.
                            1999 STOCK INCENTIVE PLAN

                            STOCK PURCHASE AGREEMENT


        BlueSteel Networks, Inc., a Delaware corporation (the "Company"), hereby sells shares of its Common Stock to the purchaser named below. The terms and conditions of the sale are set forth in this Stock Purchase Agreement and in the Company's 1999 Stock Incentive Plan (the "Plan").

I. SALE INFORMATION

Date of this Agreement:                  __________, 199__

Name of Purchaser:                       _______________________

Purchaser's Social Security Number:      ________-______-________

Number of Shares of Common Stock:        ___________

Sale Price per Share:                    $__________

Vesting Schedule:                        Subject to attached Terms and
                                         Conditions, the shares sold under this
                                         Agreement shall vest as to 12/48 of
                                         the shares on the first anniversary of
                                         the Date of this Agreement and 1/48
                                         of the shares each full month
                                         thereafter. Shares shall vest as to an
                                         additional 12/48 in the event of
                                         Purchaser's Service termination due to
                                         death or disability.

        BY SIGNING BELOW, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED IN THIS STOCK PURCHASE AGREEMENT, INCLUDING THE ATTACHED TERMS AND CONDITIONS AND PLAN.


Purchaser:
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                                     (Signature)

Company:
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                                     (Signature)

Title:
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II. TERMS AND CONDITIONS

        1. VESTING. The shares sold to you under this Agreement vest during your Service on the dates specified in the first page of this Stock Purchase Agreement. Vesting will cease if your Service terminates for any reason.

        2. RIGHT OF REPURCHASE FOR UNVESTED SHARES. In the event that your Service to the Company terminates for any reason, the Company will have the right to purchase all of the shares subject to this Agreement that have not yet vested. If the Company exercises its right to purchase such unvested shares, the Company will consummate the purchase within sixty (60) days of its written notice to you. The purchase price for any shares repurchased shall be the price that you paid for those shares and shall be paid in cash. The Company's right of repurchase shall terminate ninety (90) days after your Service termination.

        3. SERVICE; LEAVES OF ABSENCE. Your Service shall cease when you cease to be actively employed by, or a consultant or adviser to, the Company (or any subsidiary) as determined in the sole discretion of the Board. Your Service terminates in any event when the approved leave ends, unless you immediately return to active work. The Company determines which leaves count toward Service, and when your Service terminates for all purposes under the Plan.

        4. ESCROW. The certificates for the Common Stock subject to the Company's right of repurchase shall be deposited in escrow with the Secretary of the Company to be held in accordance with the provisions of this paragraph. Each deposited certificate shall be accompanied by a duly executed Assignment Separate from Certificate in the form attached. The deposited certificates, shall remain in escrow until such time or times as the certificates are to be released or otherwise surrendered for cancellation as discussed below. Upon delivery of the certificates to the Company, you shall be issued an instrument of deposit acknowledging the number of shares of Common Stock delivered in escrow to the Secretary of the Company.

        All regular cash dividends on the Common Stock (or other securities at the time held in escrow) shall be paid directly to you and shall not be held in escrow. However, in the event of any stock dividend, stock split, recapitalization or other change affecting the Company's outstanding Common Stock as a class effected without receipt of consideration, any new, substituted or additional securities or other property which is by reason of such transaction distributed shall be immediately delivered to the Secretary of the Company to be held in escrow hereunder, but only to the extent the Common Stock is at the time subject to the escrow requirements hereof.

        The Common Stock held in escrow hereunder shall be subject to the following terms and conditions relating to their release from escrow or their surrender to the Company for repurchase and cancellation:

        o As your interest in the Common Stock vests, the certificates for such vested Common Stock shall be released from escrow and delivered to you, at your request, in accordance with the following schedule:

                - The initial release of any vested Common Stock (or other vested assets and securities) from escrow shall be effected within thirty



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                        (30) days following the expiration of the initial twelve
                        (12) month period measured from the Vesting Start Date.

                - Subsequent releases of any vested Common Stock from escrow shall be effected at annual intervals thereafter, with the first such annual release to occur twenty-four
                        (24) months after the Date of this Agreement.

                - Upon termination of your Service, any escrowed Common Stock in which you are at the time vested shall be promptly released from escrow.

        o Should the Company exercise its right of repurchase with respect to any unvested Common Stock held at the time in escrow hereunder, then the escrowed certificates for such unvested Common Stock shall, concurrently with the payment of the purchase price for such Common Stock, be surrendered to the Company for cancellation, and you shall have no further rights with respect to such Common Stock.

        o Should the Company elect not to exercise its right of repurchase with respect to any Common Stock held at the time in escrow hereunder, then the escrowed certificates for such Common Stock shall be surrendered to you.

        5. SECTION 83(b) ELECTION. Under Section 83 of the Internal Revenue Code of 1986, as amended (the "Code"), the different between the purchase price paid for the Common Stock and their fair market value on the date any forfeiture restrictions applicable to such Common Stock lapse will be reportable as ordinary income at that time. For this purposes, "forfeiture restrictions" include the Company's Repurchase Right as to unvested shares described above. You may elect to be taxed at the time the shares are acquired to the extent the fair market value of the shares differs from the purchase price rather than when such shares cease to be subject to such forfeiture restrictions, by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days after the date of purchase. The form for making this election is attached as Exhibit B hereto. Failure to make this filing within the thirty (30) day period will result in the recognition of ordinary income by you (in the event the fair market value of the shares increases after the date of purchase) as the forfeiture restrictions lapse. YOU ACKNOWLEDGE THAT IT IS YOUR SOLE RESPONSIBILITY, AND NOT THE COMPANY'S, TO FILE A TIMELY ELECTION UNDER
SECTION 83(b), EVEN IF YOU REQUEST THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON YOUR BEHALF. YOU ARE RELYING SOLELY ON YOUR OWN ADVISORS WITH RESPECT TO THE DECISION AS TO WHETHER OR NOT TO FILE AN 83(b) ELECTION.

        6. RESALE RESTRICTIONS/MARKET STAND-OFF. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act of 1993, as amended, including the Company's initial public offering, you shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or agree to engage in any of the foregoing transactions with respect to any Common Stock without the prior written



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consent of the Company or its underwriters, for such period of time after the effective date of such registration statement as may be requested by the Company or such underwriters (not to exceed one hundred eighty (180) days). To enforce the provisions of this paragraph, the Company may impose stop-transfer instructions with respect to the Common Stock until the end of the applicable stand-off period. You may not to sell any Common Stock at a time when applicable laws, regulations or Company or underwriter trading policies prohibit a sale.

        7. RIGHT OF FIRST REFUSAL. If you propose to sell, pledge or otherwise transfer to a third party any Common Stock acquired under this Stock Purchase Agreement, or any interest in such Common Stock, the Company shall have the "Right of First Refusal" with respect to all (and not less than all) of such Common Stock. If you desire to transfer Common Stock acquired under this Stock Purchase Agreement, you must give a written notice ("Transfer Notice") to the Company describing fully the proposed transfer, including the number of shares proposed to be transferred, the proposed transfer price and the name and address of the proposed transferee. The Transfer Notice shall be signed both by you and by the proposed new transferee and must constitute a binding commitment of both parties to the transfer of the Common Stock. The Company shall have the right to purchase all, and not less than all, of the Common Stock on the terms of the proposal described in the Transfer Notice (subject, however, to any change in such terms permitted in the next paragraph) by delivery of a notice of exercise of the Right of First Refusal within thirty (30) days after the date when the Transfer Notice was received by the Company.

        If the Company fails to exercise its Right of First Refusal before or within thirty (30) days after the date when it received the Transfer Notice, you may, not later than ninety (90) days following receipt of the Transfer Notice by the Company, conclude a transfer of the Common Stock subject to the Transfer Notice on the terms and conditions described in the Transfer Notice. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by you, shall again be subject to the Right of First Refusal and shall require compliance with the procedure described in the paragraph above. If the Company exercises its Right of First Refusal, the parties shall consummate the sale of the Common Stock on the terms set forth in the Transfer Notice within sixty (60) days after the date when the Company received the Transfer Notice (or within such longer period as may have been specified in the Transfer Notice); provided, however, that if the Transfer Notice provided that payment for the Common Stock was to be made in a form other than lawful money paid at the time of transfer, the Company shall have the option of paying for the Common Stock with lawful money equal to the present value of the consideration described in the Transfer Notice.

        The Company's Right of First Refusal shall inure to the benefit of its successors and assigns, shall be freely assignable in whole or in part and shall be binding upon any transferee of the Common Stock. The Company's right of First Refusal shall terminate if the Company's Common Stock is listed on an established stock exchange or is quoted regularly on the Nasdaq Stock Market.

        8. NO RETENTION RIGHTS. Your option does not give you the right to be retained by the Company (or any subsidiaries) in any capacity. The Company reserves the right to terminate your Service at any time and for any reason.



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        9. ADJUSTMENTS TO COMMON STOCK. In the event of a stock split, a stock dividend or a similar change in the Company's Common Stock, the number of shares covered by this Agreement and the repurchase price per share may be adjusted pursuant to the Plan. The shares subject to this Agreement shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

        10. LEGENDS. All certificates representing the Common Stock issued upon exercise of your option shall, where applicable, have endorsed thereon the following legends:

        "THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE INITIAL HOLDER HEREOF. SUCH AGREEMENT PROVIDES FOR CERTAIN TRANSFER RESTRICTIONS, INCLUDING RIGHTS OF FIRST REFUSAL UPON AN ATTEMPTED TRANSFER OF THE SECURITIES AND CERTAIN REPURCHASE RIGHTS IN FAVOR OF THE COMPANY UPON TERMINATION OF SERVICE WITH THE COMPANY. THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE."

        "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS OR IF THE COMPANY IS PROVIDED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION AND QUALIFICATION UNDER FEDERAL AND STATE SECURITIES LAWS ARE NOT REQUIRED."

        11. APPLICABLE LAW. This Agreement will be interpreted and enforced under the laws of the State of California.

        12. INCORPORATION OF PLAN BY REFERENCE. The text of the Plan is incorporated in this Agreement by reference. Certain capitalized terms used in this Agreement are defined in the Plan.

        This Agreement and the Plan constitute the entire understanding between you and the Company regarding this sale of Common Stock. Any prior agreements, commitments or negotiations are superseded.



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                                    EXHIBIT A

                      ASSIGNMENT SEPARATE FROM CERTIFICATE


        FOR VALUE RECEIVED, ________________ hereby sells, assigns and transfers unto BlueSteel Networks, Inc., a Delaware corporation (the "Company"), _________________ (________) shares of Common Stock of the Company represented by Certificate No. _____ herewith and does hereby irrevocably constitute and appoint _________________________ Attorney to transfer the said stock on the books of the Company with full power of substitution in the premises.

        Dated:  ____________, 19__.



                                      ------------------------------------------
                                                    Print Name


                                      ------------------------------------------
                                                    Signature




                         Spousal Consent (if applicable)

        ________________ (Purchaser's spouse) indicates by the execution of this Assignment his or her consent to be bound by the terms herein as to his or her interests, whether as community property or otherwise, if any, in the shares of Common Stock.



                                      ------------------------------------------
                                                    Signature


INSTRUCTIONS: PLEASE DO NOT FILL IN ANY BLANKS OTHER THAN THE SIGNATURE LINE. THE PURPOSE OF THIS ASSIGNMENT IS TO ENABLE THE COMPANY TO EXERCISE ITS "REPURCHASE OPTION" SET FORTH IN THE AGREEMENT WITHOUT REQUIRING ADDITIONAL SIGNATURES ON THE PART OF PURCHASER.



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                                    EXHIBIT B

Internal Revenue Service Center
_________________________________
_________________________________


        Re:    Election Under Section 83(b) of the Internal Revenue Code of 1986

Ladies and Gentlemen:

        I hereby elect under section 83(b) of the Internal Revenue Code of 1986 to include in gross income any excess of fair market value over purchase price with respect to the transfer of the property described below:

1.      Name:___________________________

2.      Address:________________________
                ________________________
                ________________________

3.      Social Security Number: _______________________

4.      Tax Year of Election: Calendar Year of 199___.

5. Description of Property: _________ shares of Common Stock of BlueSteel Networks, Inc., a Delaware corporation (the "Company").

6.      Date of Property Transfer: __________, 199__

7. Nature of Property Restrictions: Property is subject to the Company's right to repurchase the stock at the undersigned's original purchase price if the undersigned ceases to be associated with the Company, which right will generally lapse over a designated four (4) year period.

8. Fair Market Value at the Time of Transfer: $_____ per share for an aggregate of $_________. The Fair Market Value at the time of transfer was determined without regard to any lapse restrictions as defined in section 1.83-3(i) of the Income Tax Regulations.

9. Amount Paid for Property: $________ per share for an aggregate of $________.

10. A copy of this election has been furnished to the Company, the person for whom the services are performed.

                                        Sincerely,


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                                                      Signature


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                                                        Date